Joint Filer Information

Name:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., and Deerfield Partners, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Ignyte Acquisition Corp. [IGNYU]

Date of Event Requiring Statement:	February 1, 2021

The undersigned, Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Deerfield Partners, L.P., are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Ignyte Acquisition Corp.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact